UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2016

KaloBios Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35798	77-0557236
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

442 Littlefield Avenue

South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

(650) 243-3100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 3, 2016, the Board of Directors (the “Board”) of KaloBios Pharmaceuticals, Inc. (the “Company”) appointed Dr. Cameron Durrant, age 55, to the position of Chief Executive Officer (“CEO”) of the Company, effective March 1, 2016. Dr. Durrant will serve as CEO of the Company in addition to his role as Chairman of the Board.

Dr. Durrant has been a director and Chairman of the Board of the Company since January 7, 2016. He also serves as the lead independent director of Immune Pharmaceuticals Inc., and as a board member of Bexion Pharmaceuticals, Alcyone Life Sciences and ReliefBand Technologies. He has previously served as CEO of ECR Pharmaceuticals, Founder, Chairman and CEO of PediatRx, CEO of PediaMed Pharmaceuticals and is the Founder of Taran Pharma Limited. He has been a senior executive at Johnson and Johnson, Pharmacia Corporation, GSK and Merck. Dr. Durrant brings to the Company extensive experience as a pharma/biotech entrepreneur, operating executive and board member.

Dr. Durrant earned his medical degree from the Welsh National School of Medicine, Cardiff, UK, his DRCOG from the Royal College of Obstetricians and Gynecologists, London, UK, his MRCGP from the Royal College of General Practitioners, London, UK, his DipCH from the Melbourne Academy, Australia and his MBA from Henley Management College, Oxford, UK.

In connection with his appointment as Chief Executive Officer, Dr. Durrant and the Company entered into a letter agreement (the “Letter Agreement”) setting forth the terms of Dr. Durrant’s employment with the Company. Pursuant to the Letter Agreement, Dr. Durrant will receive compensation in the amount of $50,000 per month. During his service as CEO of the Company, Dr. Durrant will not be eligible to receive compensation for his service as a director of the Company, nor any other compensation under the terms of the Letter Agreement. The Letter Agreement does not specify the length of Dr. Durrant’s term of employment with the Company, and either the Company or Dr. Durrant may terminate his employment at any time and for any reason.

Other than with respect to the Letter Agreement, there are (a) no understandings or arrangements between Dr. Durrant and any other person pursuant to which he was appointed as Chief Executive Officer of the Company and (b) Dr. Durrant has no material interest in any transaction or proposed transaction in which the Company is or is to be a party. Dr. Durrant has no family relationship with any director or executive officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KaloBios Pharmaceuticals, Inc.

By:	/s/ Cameron Durrant
Name: Cameron Durrant Title: Chief Executive Officer and Chairman of the Board

Dated: March 4, 2016